EXHIBIT 10.40

                       THE SEPTEMBER 1995 MASTER AGREEMENT

THIS AGREEMENT made and entered into as of the 28th day of September 1995 by and among CCAIR, Inc., d/b/a U.S. Air Express ("CCAIR"), British Aerospace Holdings, Inc., successor in interest to British Aerospace, Inc. ("BAH"), Jet Acceptance Corporation ("JACO"), and JSX Capital Corporation ("JSX").

WHEREAS the CCAIR Plan of Reorganization confirmed on July 19, 1991 by order of the United States Bankruptcy Court for the Western District of North Carolina in Case No. C-B-90-30927 provides for the payment to JACO and BAH of an amount the unpaid balance of which is one million six hundred thirty-four thousand thirty-two dollars and forty two cents ($1,634,032.42) (the "Outstanding Bankruptcy Debt"); and

WHEREAS, JACO and BAH are prepared to waive payment of the Outstanding Bankruptcy Debt on the terms and conditions provided herein; and

WHEREAS CCAIR currently leases from JACO twelve Jetstream 31 aircraft (the "12 Aircraft") and JACO and CCAIR have heretofore entered into an Amended and Restated Aircraft Sublease Agreement dated as of August 29, 1991 in respect of each of the 12 Aircraft (each, a "Sublease"); and

WHEREAS the parties desire to modify the rental rate (the "Basic Rent") for the 12 Aircraft pursuant to the terms hereof; and

WHEREAS, CCAIR and Lynrise Air Lease, Inc. ("Lynrise") have entered into an agreement pursuant to which the rental rate on each of the aircraft leased by Lynrise to CCAIR has been reduced to $34,000.00 per month for the remainder of the term of the lease agreement, which agreement is in full force and effect there have been no other amendments to any agreement between Lynrise and CCAIR and no new agreement between Lynrise or any of its affiliates and CCAIR; and

WHEREAS in respect of seven of the 12 Aircraft (the "7 Aircraft"), three (3) Subleases expire January 2, 1998, two (2) Subleases expire July 2, 1998, and two
(2) Subleases expire January 2, 1999, and CCAIR wishes to lease a replacement Jetstream 31 aircraft from JACO or JSX for a term commencing the day after the expiration of each such Sublease and expiring December 31, 2001 (each, a "Replacement Aircraft"); and

WHEREAS CCAIR wishes to lease four (4) additional Jetstream 31 aircraft from JACO or JSX for a term commencing between the date hereof and June 30, 1996 and expiring December 31, 2001 ("Incremental Aircraft"); and



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WHEREAS CCAIR wishes to have the right to return Replacement Aircraft and
Incremental Aircraft on a one-for-one basis if CCAIR leases Jetstream 41 aircraft from JSX, and the right to return Incremental Aircraft on the first anniversary of the delivery date thereof; and

WHEREAS CCAIR wishes to have the right to sublease additional Jetstream 31 aircraft from JACO or JSX on similar terms to the Incremental Aircraft.

The terms not otherwise defined herein shall have the meaning ascribed to them in the Subleases.

NOW THEREFORE for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                 BANKRUPTCY DEBT

         JACO and BAH hereby waive payment of the Outstanding Bankruptcy Debt and CCAIR hereby undertakes:

         (a) to pay to JACO and BAH the principal amount of Six Hundred Seventy-Six Thousand, One Hundred Twenty-Eight Dollars and Ninety Cents ($676,128.90) in forty-eight
                  (48) equalized consecutive monthly installments of principal and interest. Interest will accrue from September 1, 1995 and will be compounded monthly at the rate of ten percent (10%) per annum. The amount of each payment will be Seventeen Thousand Seven Hundred Twenty-Seven Dollars and Seventeen Cents ($17,727.17) payable on the first business day following the 28th day of each month if the 28th day of the month is a business day, otherwise on the second business day following the 28th day of each month commencing in the month of January 1996. CCAIR will evidence this debt by issuing a promissory note to JACO and BAH contemporaneously with the execution hereof in the form set out in Exhibit A hereto, and

         (b) on or before December 29, 1995 to issue to JACO and BAH three hundred twenty-five thousand (325,000) shares (the "JACO Shares") of fully paid, non-assessable common stock of CCAIR. JACO undertakes not to sell or otherwise trade (other than to a JACO affiliate) any of the JACO Shares prior to December 1, 1996; provided however that this undertaking will become void in the event of a merger, consolidation, acquisition or other significant change in the ownership of CCAIR, including without limitation the issuance by CCAIR after the date hereof of amounts of its common stock aggregating more than five hundred thousand (500,000) shares (collectively referred to as the "Triggering Events") and upon the occurrence of a

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                  Triggering Event JACO shall be entitled, in its sole
                  discretion, to require CCAIR, prior to the effective date of any such Triggering Event, to undertake either of the following: (i) to file with the Securities and Exchange Commission (the "SEC"), on appropriate form, under and in accordance with the Securities Act of 1933, a registration statement for JACO's resale to the general public of the JACO Shares (the "Registration Statement"), such Registration Statement to become effective prior to CCAIR's effecting such Triggering Event, or (ii) to purchase the JACO Shares at a price equal to the greatest of (x) $2.08 per share, (y) the highest per share price paid for shares of common stock of CCAIR by any third party as part of or in connection with the Triggering Event, and (z) the market price per share for CCAIR common stock as reported by NASDAQ on the day prior to the effective date of the Triggering Event. In addition, if CCAIR shall undertake any other registration of shares of its common stock prior to December 1, 1996, JACO shall be entitled to have the JACO Shares included in such registration to permit the resale of the JACO Shares to the general public. CCAIR shall, in any event, file a Registration Statement with the SEC and take such steps as shall be necessary and appropriate to cause the Registration Statement to become and continue effective for the resale of the JACO Shares to the general public for and after December 1, 1996.

SECTION 2.                 RENT REDUCTION

         Subject to the other terms and conditions hereof CCAIR agrees to pay and JACO hereby agrees to accept as Basic Rent for each of the 12 Aircraft the amount set forth in Exhibit B hereto under the column headed "Sept 95 Amend Effective Jan 96" from the date hereof until the expiry date of the applicable Sublease. Such Basic Rent shall be given effect by entering into an Acceptance Supplement No. 3 with respect to each Sublease, generally in the form attached hereto as Exhibit C.

SECTION 3.                 REPLACEMENT AIRCRAFT

         Thirty (30) days prior to the expiry date of each Sublease in respect of the 7 Aircraft, JACO or JSX shall offer a Replacement Aircraft to CCAIR and, with effect from the day immediately following the expiry date of each such Sublease, or such earlier date as may be mutually agreed, CCAIR shall lease from JACO or JSX a Replacement Aircraft from such commencement date until December 31, 2001 at a rental rate, subject to Section 6 hereof, of twenty-one thousand dollars ($21,000) per month payable in arrears.


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SECTION 4.                 INCREMENTAL AIRCRAFT

         a)       Incremental Aircraft

                  CCAIR shall lease four (4) Incremental Aircraft from JACO or JSX for a term commencing between the date hereof and June 30, 1996 and expiring December 31, 2001. The rental rate for each such Incremental Aircraft shall be twenty-one thousand dollars ($21,000) per month payable in arrears subject to Section 6 hereof. CCAIR shall give 90 days notice to JACO of its intention to lease an Incremental Aircraft.

         b)       Jetstream 31 Aircraft Serial Number 693 (the "Aircraft
                  693")

                  CCAIR and JACO hereby agree that Aircraft 693 will be deemed one of the four (4) Incremental Aircraft with effect from June 7, 1995 and the rental rate for Aircraft 693 shall be twenty-one thousand dollars ($21,000) per month payable in arrears with effect from such date and such date will be deemed to be the commencement date of the sublease for Aircraft 693 with respect to the termination right described in Section 7 below. Upon the expiration of the sublease for Aircraft 693 on January 2, 1999, CCAIR will lease an additional Incremental Aircraft from January 3, 1999 until December 31, 2001 at the same rental rate.

         c)       Additional Incremental Aircraft

                  At the request of CCAIR and subject to availability of aircraft, JACO or JSX shall lease additional Incremental Aircraft to CCAIR on the same terms as set out in Section 4(a) above.

SECTION 5.                 DOCUMENTATION

         Replacement Aircraft and Incremental Aircraft shall be leased by CCAIR from JACO or JSX pursuant to new sublease agreements; provided, however, that the new sublease agreements shall be subject to variations which may be necessary to conform to the terms of this Agreement and the headleases governing the Replacement Aircraft and the Incremental Aircraft and, provided, further, the new sublease agreements shall contain aircraft return conditions substantially similar to the aircraft return conditions contained in the sublease agreement between CCAIR and JACO dated June 7, 1995 for Aircraft 693. CCAIR and JACO will execute an amendment to the sublease agreement dated as of June 7, 1995 for Aircraft 693 to reflect the terms hereof.


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SECTION 6.                 SUBSTITUTE AIRCRAFT AND AVAILABILITY

         This Agreement contemplates that Jetstream 31 aircraft shall be supplied as Replacement Aircraft and Incremental Aircraft. In the event that no Jetstream 31 aircraft are available to meet the requirement for Replacement Aircraft or Incremental Aircraft, JACO and JSX may offer Jetstream 32 aircraft in lieu thereof and CCAIR shall accept such substitution. Furthermore, at the request of CCAIR, JACO or JSX shall endeavor to offer Jetstream 32 aircraft as Replacement Aircraft or Incremental Aircraft. In the event a Jetstream 32 aircraft is leased to CCAIR by JACO or JSX, the rental rate shall be twenty-four thousand dollars ($24,000) per aircraft per month payable in arrears. In the event no Jetstream 31 or Jetstream 32 aircraft are available to meet the requirement for either Replacement Aircraft or Incremental Aircraft, the parties hereto are relieved of their obligations to offer aircraft or to take aircraft on lease but all other obligations and undertakings hereunder remain valid and enforceable.

SECTION 7.                 TERMINATION RIGHTS

         a) CCAIR may turn back each Incremental Aircraft to JACO or JSX on the first anniversary date of its delivery to CCAIR. CCAIR shall give notice to JACO sixty (60) days prior to the turn back date of its intention to return any Incremental Aircraft. Upon turn back of each Incremental Aircraft to JACO, CCAIR will pay JACO a termination fee of thirty-six thousand dollars ($36,000).

         b) In the event that CCAIR leases new or used Jetstream 41 aircraft from JSX (or, with JSX's prior written consent, from BAH), CCAIR will have the right to terminate the sublease for a Replacement Aircraft or an Incremental Aircraft (provided any such Incremental Aircraft has been leased by CCAIR for a period in excess of twelve (12) months) on a one-for-one basis for each Jetstream 41 aircraft leased by CCAIR from JSX (or, with JSX's prior written consent, from BAH).

         c) At any time after CCAIR has exercised all its termination rights pursuant to Section 7(b) above, CCAIR will have the further right to terminate the Sublease for aircraft bearing manufacturers Serial Numbers 728, 737, 750, 763, and 768 on a one-for-one basis for each additional Jetstream 41 aircraft leased by CCAIR from JSX (or, with JSX's prior written consent, from BAH).



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SECTION 8.                 MISCELLANEOUS TERMS AND CONDITIONS

         a) This Agreement shall be included in the definition of JACO Documents as such are defined in Article I of the Amended and Restated Special Account and Disbursement Authorization Agreement made as of February 10, 1995 by and among Wachovia Bank of North Carolina, N.A., CCAIR, BAH, JACO, and JSX as may be amended from time to time ("Disbursement Agreement"). Each of the forty-eight (48) installments described in Section 1 hereof and all obligations arising under any sublease for any Replacement Aircraft, Incremental Aircraft or Jetstream 41 Aircraft shall be deemed to be part of the JACO Obligations as defined in Article I of the Disbursement Agreement. JSX is hereby authorized by CCAIR to include each such installment and other such obligations when due in the appropriate Disbursement Instruction issued each month pursuant to the Disbursement Agreement and is further authorized to include in such Disbursement Instruction any rental or other payments which become due and payable to JACO, JSX or BAH pursuant to this Agreement.

         b) In the event of a merger, consolidation, acquisition, or other significant change in the ownership of CCAIR, the rental reductions provided in Section 2 hereof shall cease and with effect from the date of such merger, consolidation, acquisition or other significant change in the ownership of CCAIR, CCAIR shall pay to JACO Basic Rent monthly in arrears for each of the 12 Aircraft in the amounts set forth in Exhibit B under the column headed "Sept 94 Amend Effective Sept 94."

         c) CCAIR will provide to JSX a detailed business plan for its fiscal years 1996 and 1997 by December 31, 1995.

         d) This Agreement will be governed by and construed according to the laws of the Commonwealth of Virginia without regard to its conflicts laws. The terms hereof shall not be waived, varied, contradicted, explained or amended in any other manor except by an instrument in writing of even or subsequent date hereto, executed by both parties.



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AGREED AND ACCEPTED TO:                         AGREED AND ACCEPTED TO:
JSX Capital Corporation                         CCAIR, Inc.

By:                                             By: /s/ Kenneth Gann
    ------------------------                        -----------------

Title: Executive Vice President                 Title: President
       ------------------------                        -----------------

Date:     12/28/95                              Date:   12/27/95
         ---------                                      -----------------


AGREED AND ACCEPTED TO:                         AGREED AND ACCEPTED TO:
Jet Acceptance Corporation                      British Aerospace Holdings, Inc.


By:____________________________                 By:________________________

Title:     Vice President                       Title:  Assistant Secretary
           -------------------                          -------------------

Date:     12/28/95                              Date:
         ----------------------                 ------------------------------


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